Exhibit (h)(3)

AMENDED AND RESTATED SERVICING AND

SUPPLEMENTAL SUPPORT AGREEMENT

This Amended and Restated Servicing and Supplemental Support Agreement (the “Agreement”), effective June 30, 2012, between GMO TRUST, a Massachusetts business trust (the “Trust”), on behalf of each of its Class II, Class III, Class IV, Class V, and Class VI (each a “Standard Class” and, collectively, the “Standard Classes”) and Mutual Fund Class (the “MF Class” and together with the Standard Classes, collectively the “Classes”) Shares (the “Shares”), of each Fund listed on Exhibit I hereto (collectively, the “Funds”), and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, a Massachusetts limited liability company (“GMO” or the “Service Provider”), hereby amends and restates the Servicing Agreement, executed as of May 30, 1996, between the Trust and the Service Provider.

W I T N E S S E T H:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.	SERVICES TO BE RENDERED BY SERVICE PROVIDER TO THE TRUST.

(a) GMO, in its capacity as shareholder servicer to each Standard Class of Shares of the each Fund (“Shareholder Servicer”), will, at its expense, provide direct client service, maintenance and reporting to shareholders of each Standard Class of Shares of each Fund set forth on Exhibit II hereto, such services and reporting to include, without limitation, professional and informative reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in the correction and maintenance of client-related information.

(b) GMO, in its capacity as supplemental support provider to shareholders of the MF Class of Shares of each Fund and their investment advisers (“Support Provider”), will, at its expense, provide supplemental support (“Supplemental Support”) to shareholders of the MF Class of each Fund set forth on Exhibit III hereto and their investment advisers (rather than the personal services or services in connection with the maintenance of shareholder accounts described in Section 1(a) above). MF Class Shares will be offered solely to retail mutual funds (each, an “External Fund”). Supplemental Support in the case of GMO Benchmark-Free Allocation Fund (“BFAF”) shall include, without limitation, any or all of the following: (1) provision and presentation of educational and explanatory information about BFAF and its asset allocation strategy as requested or directed by the External Fund or its investment adviser, (2) provision and presentation of similar educational and explanatory information about the strategies of the underlying Funds in which BFAF invests, (3) provision and presentation of information for inclusion in the quarterly or other periodic reports of the External Fund, (4) provision of responses to information requests relating to oversight functions of the External Fund’s board of directors in areas including pricing, compliance and taxation, (5) access to and meetings with GMO’s Chief Investment Strategist and Head of GMO’s Asset Allocation Division and other investment professionals of GMO, (6) assistance with services provided by the investment adviser of an External Fund, and (7) such other assistance as may be requested from time to time by an External Fund or its agents. For avoidance of doubt, Supplemental

Support shall not include any investment advisory or other services rendered by GMO to BFAF pursuant to any Management Contract with BFAF.

(c) The Service Provider shall not be obligated under this Agreement to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Service Provider pursuant to this Section 1.

2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a partner, shareholder, director, officer or employee of, or be otherwise interested in, the Service Provider, and in any person controlled by or under common control with the Service Provider, and that the Service Provider and any person controlled by or under common control with the Service Provider may have an interest in the Trust. It is also understood that the Service Provider and persons controlled by or under common control with the Service Provider may have advisory, servicing, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.	COMPENSATION TO BE PAID BY THE TRUST TO THE SERVICE PROVIDER.

Each Standard Class of Shares of each Fund will pay to GMO, in its capacity as Shareholder Servicer, as compensation for services rendered and expenses borne by the Shareholder Servicer with respect to such Standard Class of Shares of such Fund pursuant to Section 1(a), a fee (the “Service Fee”), computed and accrued daily, and paid monthly or at such other intervals as the Trustees shall determine, at the annual rate of such Class’ average daily net asset value set forth on the Service Fee Schedule attached as Exhibit II hereto.

Each MF Class of Shares of each Fund will pay to GMO, in its capacity as Support Provider, as compensation for services rendered and expenses borne by the Support Provider with respect to such MF Class of Shares of such Fund pursuant to Section 1(b), a fee (the “Support Fee”), computed and accrued daily, and paid monthly or at such other intervals as the Trustees shall determine, at the annual rate of such Class’ average daily net asset value set forth on the Support Fee Schedule attached as Exhibit III hereto.

Service Fees and Support Fees shall be payable for each month (or other interval) within five (5) business days after the end of such month (or other interval). GMO, as reflected in Exhibits II or III or otherwise by notice to the Trust, may determine to temporarily or permanently reduce or waive part or all of the compensation it is entitled to receive pursuant to this Agreement with respect to one or more Funds or Classes.

If GMO shall serve for less than the whole of a month (or other interval), the foregoing compensation shall be prorated.

The Service Fee set forth on the Service Fee Schedule attached as Exhibit II hereto (after giving effect to any reductions noted in the Service Fee Schedule) for each Standard Class of BFAF will be reduced or waived by an amount equal to the Service Fees that are paid to the Shareholder Servicer pursuant to this Agreement and indirectly borne by such Class as a result of the Fund’s investment in other Funds (after giving effect to any waivers or reductions of such fees by the Shareholder Servicer with respect to those other Funds).

In addition, the Support Fee set forth on the Support Fee Schedule attached as Exhibit III hereto (after giving effect to any reductions noted in the Support Fee Schedule) for each MF Class will be reduced or waived by an amount equal to the Service Fees that are paid to the Shareholder Servicer pursuant to this Agreement and indirectly borne by such Class as a result of the Fund’s investment in other Funds (after giving effect to any waivers or reductions of such fees by the Shareholder Servicer with respect to those other Funds).

4.	ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment; provided, however, in the event of consolidation or merger in which the Service Provider is not the surviving corporation or which results in the acquisition of substantially all the Service Provider’s outstanding stock or other interests by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Service Provider’s assets, the Service Provider may assign any such agreement to such surviving entity, acquiring entity, assignee or purchaser, as the case may be. This Agreement shall not be amended unless such amendment is approved by votes of a majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Either party hereto may at any time terminate this Agreement (or this Agreement’s application to one or more Classes or Funds) by not more than sixty days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b) If a majority of both (i) the Trustees of the Trust, and (ii) a majority of the Independent Trustees, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.	CERTAIN DEFINITIONS.

For purposes of this Agreement, (a) the term “Independent Trustees” shall mean those Trustees of the Trust who are not interested persons of the Trust or the Service Provider, and have no direct or indirect financial interest in this Agreement, (b) the terms “affiliated person”, “control”, “interested person” and “assignment” shall have their respective meanings defined in the

Investment Company Act of 1940 and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and (c) the phrase “specifically approve at least annually” shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

7.	NONLIABILITY OF SERVICE PROVIDER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Service Provider, or reckless disregard of its obligations and duties hereunder, the Service Provider shall not be subject to any liability to the Trust, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

8.	LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, GMO TRUST and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

GMO TRUST

By:	/s/ Jason Harrison
Name: Jason Harrison
Title: Clerk

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By:	/s/ J.B. Kittredge
Name: J.B. Kittredge
Title: General Counsel Reviewed by: Jason Harrison

EXHIBIT I

GMO U.S. Core Equity Fund

GMO Quality Fund

GMO U.S. Intrinsic Value Fund

GMO U.S. Growth Fund

GMO U.S. Small/Mid Cap Fund

GMO Real Estate Fund

GMO Alternative Asset Opportunity Fund

GMO International Core Equity Fund

GMO International Intrinsic Value Fund

GMO International Growth Equity Fund

GMO Currency Hedged International Equity Fund

GMO Foreign Fund

GMO Foreign Small Companies Fund

GMO International Small Companies Fund

GMO Emerging Markets Fund

GMO Emerging Countries Fund

GMO Tax-Managed International Equities Fund

GMO Domestic Bond Fund

GMO Core Plus Bond Fund

GMO International Bond Fund

GMO Currency Hedged International Bond Fund

GMO Global Bond Fund

GMO Emerging Country Debt Fund

GMO Short-Duration Investment Fund

GMO Short-Duration Collateral Share Fund

GMO Alpha Only Fund

GMO Benchmark-Free Allocation Fund

GMO International Equity Allocation Fund

GMO Global Asset Allocation Fund

GMO Global Equity Allocation Fund

GMO U.S. Equity Allocation Fund

GMO Taiwan Fund

GMO Strategic Opportunities Allocation Fund

GMO World Opportunities Equity Allocation Fund

GMO Developed World Stock Fund

GMO Inflation Indexed Plus Bond Fund

GMO Strategic Fixed Income Fund

GMO International Opportunities Equity Allocation Fund

GMO Special Situations Fund

GMO Flexible Equities Fund

GMO Asset Allocation Bond Fund

GMO Asset Allocation International Bond Fund

GMO Debt Opportunities Fund

GMO High Quality Short-Duration Bond Fund

GMO Emerging Domestic Opportunities Fund

GMO Asset Allocation International Small Companies Fund

GMO International Large/Mid Cap Value Fund

GMO Benchmark-Free Fund

GMO International Intrinsic Value Extended Markets Fund

GMO Global Focused Equity Fund

EXHIBIT I

GMO Resources Fund

GMO U.S. Flexible Equities Fund

SERVICE FEE SCHEDULE	EXHIBIT II

Class II Shares

Fund	Service Fee
GMO Alternative Asset Opportunity Fund	0.22%
GMO International Intrinsic Value Fund	0.22%
GMO Foreign Fund	0.22%
GMO Emerging Markets Fund	0.22%
GMO Special Situations Fund	0.22%
GMO Flexible Equities Fund	0.22%
GMO Emerging Domestic Opportunities Fund	0.22%
GMO International Intrinsic Value Extended Markets Fund	0.22%

Class III Shares

Fund	Service Fee
GMO U.S. Core Equity Fund	0.15%
GMO Quality Fund	0.15%
GMO U.S. Intrinsic Value Fund	0.15%
GMO U.S. Growth Fund	0.15%
GMO U.S. Small/Mid Cap Fund	0.15%
GMO Real Estate Fund	0.15%
GMO Alternative Asset Opportunity Fund	0.15%
GMO International Core Equity Fund	0.15%
GMO International Intrinsic Value Fund	0.15%
GMO International Growth Equity Fund	0.15%
GMO Currency Hedged International Equity Fund	0.15%
GMO Foreign Fund	0.15%
GMO Foreign Small Companies Fund	0.15%
GMO International Small Companies Fund	0.15%
GMO Emerging Markets Fund	0.15%

SERVICE FEE SCHEDULE	EXHIBIT II

Class III Shares

Fund	Service Fee
GMO Emerging Countries Fund	0.15%
GMO Tax-Managed International Equities Fund	0.15%
GMO Domestic Bond Fund	0.15%
GMO Core Plus Bond Fund	0.15%
GMO Short-Duration Investment Fund	0.15%
GMO Short-Duration Collateral Share Fund	0.15%
GMO Alpha Only Fund	0.15%
GMO International Bond Fund	0.15%
GMO Currency Hedged International Bond Fund	0.15%
GMO Global Bond Fund	0.15%
GMO Emerging Country Debt Fund	0.15%
GMO U.S. Equity Allocation Fund	0.00%
GMO Benchmark-Free Allocation Fund	0.15%
GMO International Equity Allocation Fund	0.00%
GMO Global Asset Allocation Fund	0.00%
GMO Global Equity Allocation Fund	0.00%
GMO Strategic Opportunities Allocation Fund	0.00%
GMO World Opportunities Equity Allocation Fund	0.00%
GMO Taiwan Fund	0.15%
GMO Developed World Stock Fund	0.15%
GMO Inflation Indexed Plus Bond Fund	0.15%
GMO Strategic Fixed Income Fund	0.15%
GMO International Opportunities Equity Allocation Fund	0.00%
GMO Special Situations Fund	0.15%
GMO Flexible Equities Fund	0.15%
GMO Asset Allocation Bond Fund	0.15%

SERVICE FEE SCHEDULE	EXHIBIT II

Class III Shares

Fund	Service Fee
GMO Asset Allocation International Bond Fund	0.15%
GMO Debt Opportunities Fund	0.15%
GMO High Quality Short-Duration Bond Fund	0.15%
GMO Emerging Domestic Opportunities Fund	0.15%
GMO Asset Allocation International Small Companies Fund	0.15%
GMO International Large/Mid Cap Value Fund	0.15%
GMO Benchmark-Free Fund	0.00%
GMO International Intrinsic Value Extended Markets Fund	0.15%
GMO Global Focused Equity Fund	0.15%
GMO Resources Fund	0.15%
GMO U.S. Flexible Equities Fund	0.15%

Class IV Shares

Fund	Service Fee
GMO U.S. Core Equity Fund	0.13% (with reduction: 0.10%)*
GMO Quality Fund	0.13% (with reduction: 0.105%)*
GMO U.S. Intrinsic Value Fund	0.13% (with reduction: 0.10%)*
GMO Alternative Asset Opportunity Fund	0.13% (with reduction: 0.105%)*
GMO International Core Equity Fund	0.13% (with reduction: 0.09%)*
GMO International Intrinsic Value Fund	0.13% (with reduction: 0.09%)*
GMO Foreign Fund	0.13% (with reduction: 0.09%)*
GMO Foreign Small Companies Fund	0.13% (with reduction: 0.10%)*
GMO U.S. Growth Fund	0.13% (with reduction: 0.10%)*
GMO U.S. Small/Mid Cap Fund	0.13% (with reduction: 0.10%)*
GMO International Growth Equity Fund	0.13% (with reduction: 0.09%)*
GMO Emerging Markets Fund	0.13% (with reduction: 0.105%)*
GMO Emerging Country Debt Fund	0.13% (with reduction: 0.10%)*
GMO Short-Duration Collateral Share Fund	0.13% (with reduction: 0.10%)*
GMO Developed World Stock Fund	0.13% (with reduction: 0.10%)*

SERVICE FEE SCHEDULE	EXHIBIT II

Class IV Shares

Fund	Service Fee
GMO Alpha Only Fund	0.13% (with reduction: 0.10%)*
GMO Core Plus Bond Fund	0.13% (with reduction: 0.10%)*
GMO Inflation Indexed Plus Bond Fund	0.13% (with reduction: 0.10%)*
GMO Strategic Fixed Income Fund	0.13% (with reduction: 0.10%)*
GMO Special Situations Fund	0.13% (with reduction: 0.10%)*
GMO Flexible Equities Fund	0.13% (with reduction: 0.10%)*
GMO Asset Allocation Bond Fund	0.13% (with reduction: 0.10%)*
GMO Asset Allocation International Bond Fund	0.13% (with reduction: 0.10%)*
GMO Debt Opportunities Fund	0.13% (with reduction: 0.10%)*
GMO High Quality Short-Duration Bond Fund	0.13% (with reduction: 0.10%)*
GMO Emerging Domestic Opportunities Fund	0.13% (with reduction: 0.105%)*
GMO International Large/Mid Cap Value Fund	0.13% (with reduction: 0.09%)*
GMO International Intrinsic Value Extended Markets Fund	0.13% (with reduction: 0.09%)*
GMO Global Focused Equity Fund	0.13% (with reduction: 0.10%)*
GMO Resources Fund	0.13% (with reduction: 0.10%)*
GMO Benchmark-Free Allocation Fund	0.13% (with reduction: 0.10%)*
GMO U.S. Flexible Equities Fund	0.13% (with reduction: 0.105%)*

Class V Shares

Fund	Service Fee
GMO U.S. Core Equity Fund	0.12% (with reduction: 0.085%)*
GMO Quality Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Intrinsic Value Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Growth Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Small/Mid Cap Fund	0.12% (with reduction: 0.085%)*
GMO International Intrinsic Value Fund	0.12% (with reduction: 0.085%)*
GMO International Growth Equity Fund	0.12% (with reduction: 0.085%)*
GMO International Core Equity Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Markets Fund	0.12% (with reduction: 0.085%)*

SERVICE FEE SCHEDULE	EXHIBIT II

Class V Shares

Fund	Service Fee
GMO Alternative Asset Opportunity Fund	0.12% (with reduction: 0.085%)*
GMO Short-Duration Collateral Share Fund	0.12% (with reduction: 0.085%)*
GMO Developed World Stock Fund	0.12% (with reduction: 0.085%)*
GMO Inflation Indexed Plus Bond Fund	0.12% (with reduction: 0.085%)*
GMO Strategic Fixed Income Fund	0.12% (with reduction: 0.085%)*
GMO Special Situations Fund	0.12% (with reduction: 0.085%)*
GMO Flexible Equities Fund	0.12% (with reduction: 0.085%)*
GMO Asset Allocation Bond Fund	0.12% (with reduction: 0.085%)*
GMO Asset Allocation International Bond Fund	0.12% (with reduction: 0.085%)*
GMO Debt Opportunities Fund	0.12% (with reduction: 0.085%)*
GMO High Quality Short-Duration Bond Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Domestic Opportunities Fund	0.12% (with reduction: 0.085%)*
GMO International Large/Mid Cap Value Fund	0.12% (with reduction: 0.085%)*
GMO International Intrinsic Value Extended Markets Fund	0.12% (with reduction: 0.085%)*
GMO Global Focused Equity Fund	0.12% (with reduction: 0.085%)*
GMO Resources Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Flexible Equities Fund	0.12% (with reduction: 0.085%)*

Class VI Shares

Fund	Service Fee
GMO U.S. Core Equity Fund	0.10% (with reduction: 0.055%)*
GMO Quality Fund	0.10% (with reduction: 0.055%)*
GMO International Intrinsic Value Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Intrinsic Value Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Growth Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Small/Mid Cap Fund	0.10% (with reduction: 0.055%)*
GMO International Growth Equity Fund	0.10% (with reduction: 0.055%)*
GMO International Core Equity Fund	0.10% (with reduction: 0.055%)*

SERVICE FEE SCHEDULE	EXHIBIT II

Class VI Shares

Fund	Service Fee
GMO Emerging Markets Fund	0.10% (with reduction: 0.055%)*
GMO Alternative Asset Opportunity Fund	0.10% (with reduction: 0.055%)*
GMO Developed World Stock Fund	0.10% (with reduction: 0.055%)*
GMO Domestic Bond Fund	0.10% (with reduction: 0.055%)*
GMO Short-Duration Collateral Share Fund	0.10% (with reduction: 0.055%)*
GMO Inflation Indexed Plus Bond Fund	0.10% (with reduction: 0.055%)*
GMO Strategic Fixed Income Fund	0.10% (with reduction: 0.055%)*
GMO Special Situations Fund	0.10% (with reduction: 0.055%)*
GMO Flexible Equities Fund	0.10% (with reduction: 0.055%)*
GMO Asset Allocation Bond Fund	0.10% (with reduction: 0.055%)*
GMO Asset Allocation International Bond Fund	0.10% (with reduction: 0.055%)*
GMO Taiwan Fund	0.10% (with reduction: 0.055%)*
GMO Debt Opportunities Fund	0.10% (with reduction: 0.055%)*
GMO High Quality Short-Duration Bond Fund	0.10% (with reduction: 0.055%)*
GMO Emerging Domestic Opportunities Fund	0.10% (with reduction: 0.055%)*
GMO International Large/Mid Cap Value Fund	0.10% (with reduction: 0.055%)*
GMO International Intrinsic Value Extended Markets Fund	0.10% (with reduction: 0.055%)*
GMO Global Focused Equity Fund	0.10% (with reduction: 0.055%)*
GMO Resources Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Flexible Equities Fund	0.10% (with reduction: 0.055%)*

*	Notwithstanding the higher maximum annual service fee rate provided for in the Trust’s Amended and Restated Service Plan, GMO has agreed permanently to reduce the annual service fee it receives from Class IV, Class V, and Class VI shares of these Funds to the rate noted in the tables. This “reduced” fee rate may not be increased without prior approval by the Trustees in the manner provided for the amendment of this Agreement in Section 4 hereof.

SUPPLEMENTAL SUPPORT FEE SCHEDULE	EXHIBIT III

Class MF Shares

Fund	Supplemental Support Fee
GMO Benchmark-Free Allocation Fund	0.10%